Exhibit 99.1

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

The expenses in connection with the sale and distribution of the Common Stock registered pursuant to the Registration Statement (Registration No. 333-161897) on Form S-3 filed on September 14, 2009, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the SEC registration fee, which includes the exercise of the over-allotment option.

SEC registration fee	$19,540
Legal fees and expenses	$240,000
Accounting fees and other expenses	$75,000
Other costs	$30,000
Total	$364,540